Exhibit 10.21

GROUPON, INC. 2011 INCENTIVE PLAN
NOTICE OF RESTRICTED SHARE UNIT AWARD
GRANT NUMBER: [________]

The Participant (as defined herein) has been granted a Full Value Award of restricted share units (“RSUs”), subject to the terms and conditions of the Restricted Share Unit Award Agreement (the “Agreement”) and the Groupon, Inc. 2011 Incentive Plan (the “Plan”), as set forth below. Capitalized terms in this Notice of Restricted Share Unit Award (this “Notice”), unless otherwise defined herein, shall have the meanings assigned to them in the Plan.

1.	Name: [________] (the “Participant”)

2.	Address: [________]

3.	Total Number of RSUs: [___]

4.	Grant Date: [____]

5.	Vesting:

(a) No RSUs will vest until the earlier to occur of: (i) March 15 of the calendar year following the year in which an initial public offering of Groupon's securities (“IPO”) is declared effective; and (ii) the date of a Change in Control; (any of the foregoing (i) and (ii) being an “Initial Vesting Event”).

(b)The number of RSUs that vest on an Initial Vesting Event shall be calculated as follows: (i) If the Participant has continued to provide material services to the Company, whether as an officer, director, employee, consultant, independent contractor or agent, (in “Continuous Service Status”), for at least one year from the Grant Date, the number of RSUs that shall vest on the Initial Vesting Event shall be equal to the product obtained by multiplying the Total Number of RSUs by a fraction, the numerator of which is the number of quarterly anniversaries of the Grant Date on which the Participant was in Continuous Service Status from the Grant Date and the denominator of which is forty-eight (48); and (ii) If the Participant has not been in Continuous Service Status for at least one year from the Grant Date, then the number of vested RSUs at that time shall be zero.

(c)If the Participant is in Continuous Service Status on the date of the Initial Vesting Event, then with respect to RSUs that have not vested as of such Initial Vesting Event, vesting shall be determined as follows (each vesting date under either of the following (i) or (ii) being a “Subsequent Vesting Event”): (i) If the Participant has not been in Continuous Service Status for at least one year from the Grant Date at the time of the Initial Vesting Event, then on the first anniversary of the Grant Date, twenty-five percent (25%) of the RSUs will vest provided that the Participant has been in Continuous Service Status on such first anniversary, and thereafter on each subsequent quarterly anniversary, 3/48th of the RSUs will vest provided that the Participant has been in Continuous Service Status on each such subsequent quarterly anniversary; and (ii) If the Participant has been in Continuous Service Status for at least one year from the Grant Date at the time of the Initial Vesting Event, vesting of any unvested RSUs shall continue on each subsequent quarterly anniversary of the Grant Date at a rate of 3/48th of the RSUs provided that the Participant has been in Continuous Service Status on each such subsequent quarterly anniversary.

6.
Settlement: RSUs shall be converted to Shares upon the Initial Vesting Event or any Subsequent Vesting Event, as applicable, and will be issued to the Participant in the form of Shares as soon as practicable thereafter, subject to any tax withholding obligation with respect to any Tax-Related Items (as defined in Section 3 of the Agreement)

7.
Termination: Upon the Participant's Termination Date, all unvested RSUs awarded in this Notice and the Agreement shall be forfeited, and all rights of the Participant to such RSUs shall immediately terminate. In case of any dispute as to whether a Termination Date has occurred, the Committee's determination shall be final, binding and conclusive.

Form RSU Notice & Agreement August 2011

8.
General Terms: The Participant understands that his or her employment with or service to the Company is for an unspecified duration, can be terminated at any time in accordance with applicable law, and that nothing in this Notice, the Agreement, or the Plan changes the nature of that relationship. The Participant acknowledges that the vesting of the RSUs pursuant to this Notice and the Agreement is conditioned on the occurrence of an Initial Vesting Event or a Subsequent Vesting Event. The Participant understands that this Notice is subject to the terms and conditions of the Agreement and the Plan prospectus that contains the entire plan, both of which is incorporated herein by reference. The Participant represents and warrants that the Participant has received and read this Notice, the Agreement, and the Plan. If there are any inconsistencies between this Notice or Agreement and the Plan, the terms of the Plan will govern.

PARTICIPANT	GROUPON, INC.
(Accept award online via your [insert ML website] account)
Date	Date

Form RSU Notice & Agreement August 2011

GROUPON, INC. 2011 INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT

Capitalized terms in this agreement (this “Agreement”), unless otherwise defined herein, shall have the meanings assigned to them in the Groupon, Inc. 2011 Incentive Plan (the “Plan”).
You, as Participant, have been granted a Full Value Award of restricted share units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Share Unit Award (the “Notice”) and this Agreement.
1.No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, the Participant shall have no ownership of the Shares underlying the RSUs and shall have no right to receive dividends or dividend equivalents with respect to such Shares or to vote such Shares.

2.No Transfer. Awards under the Plan are not transferable except to the Participant's Beneficiary upon the death of the Participant.

3.Tax Withholding Obligations.

(a)Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant's responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the grant of RSUs, including the grant, vesting or settlement of RSUs, the subsequent sale of Shares acquired pursuant to such vesting and the receipt of any dividends and/or dividend equivalents; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its agents, at the Company's discretion, to satisfy the obligations with regard to all Tax-Related Items by one or more of the following:

(i)Withholding from any wages or other cash compensation paid to the Participant by the Company;

(ii)Withholding otherwise deliverable Shares to be issued upon vesting/settlement of the RSUs; or

(iii)Withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization).

(c)To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant's participation in the Plan. Finally, the Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or proceeds of the sale of Shares if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items.

Form RSU Notice & Agreement August 2011

(d)Further, the settlement of the RSUs is intended to either be exempt from Section 409A of the Code under the “short-term deferral” exemption, or otherwise comply with Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent.  In furtherance of this intent, the Company may, at any time and without the Participant's consent, modify the terms of the Award as it determines appropriate to comply with the requirements of Section 409A of the Code and the related U.S. Department of Treasury guidance.  The Company makes no representation or covenant to ensure that the RSUs, settlement of the RSUs or other payment hereunder are exempt from or compliant with Section 409A of the Code and will have no liability to the Participant or any other party if the settlement of the RSUs or other payment hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Company with respect thereto.

4.Compliance with Laws and Regulations. The issuance of Shares underlying the RSUs will be subject to and conditioned upon compliance by the Company and the Participant (including any written representations, warranties and agreements as the Committee may request of the Participant for compliance with all applicable laws) with all applicable state, federal, local and foreign laws and regulations of any governmental authority, including adopting any such conforming amendments as are necessary to comply with Section 409A of the Code, and with all applicable requirements of any national or regional securities exchange or quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

5.No Advice Regarding Award. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Plan, or the acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

6.Legend on Certificates. The certificates and/or book-entry notation representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any national or regional securities exchange or quotation system upon which such Shares are listed, and any applicable federal, state, local and foreign laws, and the Committee may cause a legend or legends, electronic or otherwise, to be put on any such certificates and/or book-entry notation to make appropriate reference to such restrictions.

7.Market Standoff Agreement. The Participant agrees that in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, the Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. The Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.

8.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's heirs, executors, administrators, legal representatives, successors and assigns.

9.Entire Agreement; Severability. The Plan and the Notice are incorporated herein by reference. The Plan, the Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof (including, without limitation, any other form of equity award that may have been set forth in any employment offer letter or other agreement between the parties). If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

10.Waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing.

Form RSU Notice & Agreement August 2011

11.Governing Law and Venue. The validity, interpretation, instruction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the conflict of law principles, rules or statutes of any jurisdiction. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to the exclusive jurisdiction and agree that such litigation shall be conducted in the federal or state courts of the State of Illinois.

12.Notices. Any notice or document required to be filed with the Committee or the Company under the Plan must be writing and will be properly filed if delivered or mailed to the Company's [insert department] at Groupon's principal executive offices. If intended for the Participant, notices shall be delivered personally or shall be addressed (if sent by mail) to the Participant's then current residence address as shown on the Company's records, or to such other address as the Participant directs in a notice to the Company, or shall be delivered electronically to the Participant's email address as shown on the Company's records. All notices shall be deemed to be given on the date received at the address of the addressee or, if delivered personally or electronically, on the date delivered. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan through an on-line or electronic system established and maintained by the Company or its designee. The Company may, by written notice to affected persons, revise its notice procedures from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

13.Need to Accept Award. The Participant acknowledges that the Notice and this Agreement must be accepted within 90 days of the Grant Date in order to be eligible to receive any benefits from this Award. If this Award is not accepted within that time period, the Award may be cancelled and all benefits under this Award will be forfeited. To accept this Award, the Participant must access the Merrill Lynch website and follow the instructions for acceptance. If this grant was distributed to the Participant in hard copy format, the Participant must sign the agreement and return it to Groupon's Compensation Department within 90 days.

By the Participant's signature and the signature of the Company's representative below and on the Notice, the Participant and the Company agree that this Award of RSUs is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. The Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. The Participant further agrees to notify the Company upon any change in the Participant's residence address.

PARTICIPANT	GROUPON, INC.
(Accept award online via your [insert ML website] account)
Date	Date

CHI:2561859.2

Form RSU Notice & Agreement August 2011